Exhibit 99.1

Valion Bio Advances Integrated Biodefense and Immunology Platform Through Continued Government Engagement, Domestic Manufacturing and Oncology Expansion

Strategic execution across multiple initiatives positions the Entolimod platform to pursue opportunities in government preparedness, domestic biomanufacturing and oncology supportive care

SAN ANTONIO, July 14, 2026 /PRNewswire/ — Valion Bio, Inc. (Nasdaq: VBIO) (“Valion Bio” or the “Company”) is pleased to report across a series of strategic initiatives for its Entolimod program — including continued engagement with U.S. government agencies and allied nations on Acute Radiation Syndrome (ARS) preparedness, a demonstrated 200-fold manufacturing scale-up through its wholly owned subsidiary Velocity Bioworks®, and planned expansion into innovative oncology supportive care.

These developments reflect the Company’s evolution from a single product candidate into an integrated biotechnology platform. Taken together, these initiatives have significantly strengthened the Company’s ability to pursue multiple avenues of near-, mid- and long-term value creation.

What Happened

During the past weeks, Valion Bio has:

•	Continued engagement with the Biomedical Advanced Research and Development Authority, or BARDA, the National Institute of Allergy and Infectious Diseases, or NIAID, the Armed Forces Radiobiology Research Institute, or AFRRI, and the U.S. Department of War, or DoW, regarding potential development support and Strategic National Stockpile opportunities for Entolimod.
•	Continued discussions with Ukraine’s Ministry of Health following its previously disclosed Request for Information regarding the potential evaluation of Entolimod for inclusion in Ukraine’s national strategic reserves.
•	Demonstrated an approximately 200-fold manufacturing scale-up of Entolimod through the Company’s wholly owned contract development and manufacturing organization, Velocity Bioworks®, at the 50-liter fermentation scale — equivalent to approximately 1.3 million potential human doses, based on the Company’s current estimates — while meeting applicable purity and potency specifications.
•	Advanced preparations to evaluate Entolimod in oncology supportive care, beginning with planned physician-sponsored studies in neutropenia.
•	Continued development of Entolasta, the Company’s next-generation TLR5 agonist, for potential use in oncology supportive care and other immunomodulatory applications.

Why It Matters

These developments support Valion Bio’s broader strategy to build an integrated biotechnology platform around a common scientific and manufacturing foundation:

•	Government preparedness: Entolimod is being advanced as a potential medical countermeasure for Acute Radiation Syndrome, or ARS, under the U.S. Food and Drug Administration’s Animal Rule and has received FDA Fast Track and Orphan Drug designations.
•	Domestic manufacturing: Ownership of Velocity Bioworks provides Valion Bio with greater control over process development, production timing and supply-chain readiness while creating the potential to support future government procurement, internal development programs and third-party CDMO services.

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•	Oncology expansion: The biological activity of the TLR5 platform may support development opportunities beyond biodefense, including oncology supportive care.
•	Multiple potential value drivers: Valion Bio’s strategy is designed to create several potential pathways for advancement through government funding and procurement, clinical development, platform expansion and biomanufacturing.

“Over the past year, our focus has extended beyond advancing a single product candidate,” said Michael K. Handley, Chief Executive Officer of Valion Bio. “We have been building the regulatory, government, clinical and manufacturing capabilities needed to support the long-term development of the Entolimod platform. Today, Valion Bio has a biodefense program advancing under the FDA Animal Rule, active engagement with U.S. and allied-government stakeholders, company-owned domestic manufacturing and a defined path toward innovating important potential applications in oncology supportive care.”

Government Preparedness Remains the Lead Development Opportunity

Government preparedness represents the most advanced potential development and commercial pathway for Entolimod. The product candidate is being advanced as a medical countermeasure for ARS, a serious and potentially fatal condition resulting from exposure to high levels of ionizing radiation.

Entolimod is designed to activate TLR5 and downstream NF-κB signaling pathways associated with cell survival, tissue protection and immune response. The Company believes the product candidate’s potential to address both the gastrointestinal and hematopoietic effects of radiation injury, together with its potential use before or after exposure, may differentiate it from currently available or stockpiled approaches.

Because conventional human efficacy trials cannot ethically be conducted in ARS, Entolimod is being developed under the FDA Animal Rule, which permits efficacy findings from well-controlled animal studies to support approval when human efficacy trials are not ethical or feasible, provided applicable regulatory requirements are satisfied.

Valion Bio continues to engage with BARDA, NIAID, AFRRI and the DoW regarding potential non-dilutive development support and future Strategic National Stockpile opportunities. These discussions remain ongoing, and while no funding, procurement or stockpiling agreement has been executed, Valion Bio believes these conversations have been productive and evidence a potentially strong collaboration.

The Company is also pursuing potential preparedness opportunities outside the United States. As previously announced, Valion Bio received a formal Request for Information from Ukraine’s Ministry of Health regarding the evaluation of Entolimod for potential inclusion in Ukraine’s national strategic reserves.

Valion Bio continues to work with the Ministry regarding a possible pre-submission meeting and potential regulatory pathway. No agreement has been executed, and there can be no assurance that these discussions will result in regulatory authorization, a stockpiling agreement, procurement or revenue.

The Company believes engagement with both U.S. agencies and allied governments reflects the urgent need for and broader interest in medical countermeasures capable of supporting national preparedness and response planning. Each jurisdiction, however, maintains its own regulatory, funding and procurement requirements, and the timing and outcome of these processes remain uncertain.

Integrated Manufacturing Supports Development and Preparedness Readiness

“Our next phase is centered on execution,” Handley added. “We intend to continue advancing the Animal Rule pathway, pursue potential government-supported development and procurement opportunities, strengthen manufacturing readiness and generate additional clinical evidence that may broaden the utility of the platform.”

Valion Bio’s ownership of Velocity Bioworks is intended to give the Company greater control over a function central to both product development and potential government procurement. The 200-fold scale-up demonstrated through the subsidiary is significant not only as a technical achievement but as evidence of the Company’s ability to establish a more scalable, domestically controlled supply chain for Entolimod — with reliable capacity, validated processes and at-scale production expected to be important considerations in any future government-supported development or procurement program.

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Directly-owned manufacturing may also provide greater flexibility in production scheduling, process improvements and clinical-development coordination, potentially reducing dependence on third-party manufacturers while improving visibility into costs, timelines and supply.

Velocity Bioworks is also intended to serve third-party biotechnology companies, particularly early-stage and Phase I or Phase II biologics programs, offering a potential complementary source of revenue while allowing the Company to apply its internal expertise and infrastructure across a broader customer base. The Company has not yet established that its manufacturing operations will generate material third-party revenue, and the timing and extent of any commercial contribution will depend on customer demand, execution and available capacity.

Expanding the TLR5 Platform Beyond Biodefense

Although ARS remains Entolimod’s lead development program, Valion Bio believes the biological activity of the TLR5 platform may support therapeutic applications beyond radiation preparedness.

The Company intends to begin this expansion in oncology supportive care, initially through planned physician-sponsored studies evaluating Entolimod in neutropenia. Neutropenia is a common and potentially serious complication of chemotherapy and radiation therapy that can increase the risk of infection, treatment delays, dose reductions and hospitalization.

Valion Bio’s primary objective is to generate additional clinical evidence regarding whether activation of the TLR5 pathway may help protect or restore tissues and immune function in patients receiving cancer treatment. The design, initiation and timing of these studies remain subject to protocol development, physician and institutional participation, regulatory requirements and available funding.

The Company is also advancing Entolasta, a next-generation TLR5 agonist intended to extend the platform into a broader range of potential therapeutic applications. Current areas of interest include oncology supportive care and conditions associated with immune dysfunction, immunosenescence and impaired tissue recovery.

These programs remain in development, and further preclinical and clinical work will be required to determine their safety, efficacy, regulatory pathways and commercial potential

From a Single Asset to an Integrated Platform

These pieces are designed to work together rather than independently. The biodefense program provides a potential pathway to government funding and procurement; Velocity Bioworks provides manufacturing infrastructure for Entolimod and future pipeline programs; and the oncology strategy seeks to apply the underlying TLR5 biology to larger commercial markets. Together, they are intended to reduce Valion Bio’s reliance on any single development outcome.

Over the past year, Valion Bio has broadened its focus from a single product candidate to an integrated platform that now includes domestic biologics manufacturing, potential third-party CDMO services, a second-generation TLR5 product candidate and planned clinical expansion into oncology supportive care.

The Company’s ability to realize the potential benefits of this strategy will depend on regulatory progress, government funding and procurement decisions, manufacturing execution, access to capital, successful clinical development and broader market conditions.

Development History and Existing Foundation

Entolimod has been evaluated through an extensive body of nonclinical and clinical development work intended to characterize its safety, biological activity and potential use as a medical countermeasure.

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More than $140 million has been invested in Entolimod’s development to date.

Valion Bio believes this existing development history provides a substantial foundation for its continuing regulatory and government engagement. At the same time, additional work may be required before the Company can seek or obtain regulatory approval, government procurement or commercialization in any indication.

Looking Ahead

The coming year represents an important phase of execution for Valion Bio as the Company seeks to advance multiple initiatives that have the potential to further strengthen the Entolimod technology and expand its strategic positioning. Management intends to remain focused on advancing regulatory activities under the FDA Animal Rule, supporting ongoing government engagement, expanding manufacturing readiness through Velocity Bioworks, and progressing planned oncology studies designed to further evaluate the broader therapeutic potential of TLR5 activation.

Rather than relying on a single catalyst, Valion Bio believes these initiatives represent complementary components of a long-term strategy spanning government preparedness, domestic biologics manufacturing and commercial therapeutic development. As these programs mature, the Company expects each milestone to build upon the last, creating additional opportunities to demonstrate the value of its technology and operational capabilities.

“Our objective is straightforward,” Handley concluded. “We’ve spent the past year building the foundation. The next phase is about disciplined execution. Every regulatory milestone, manufacturing advancement and clinical initiative is intended to strengthen the overall company and expand the opportunities available to Valion Bio. We remain focused on creating long-term value by advancing science, delivering operational execution and maintaining constructive engagement with government, clinical and commercial stakeholders.”

About Valion Bio, Inc.

Valion Bio, Inc. (Nasdaq: VBIO) is developing biologics that activate innate immune pathways for cytoprotection and modulate immune responses in conditions driven by radiation, disease and immune dysregulation.

The Company’s lead candidate, Entolimod, is being developed as a potential medical countermeasure for Acute Radiation Syndrome and has been evaluated in animal models under the FDA Animal Rule, which allows the FDA to approve new drugs and biological products based on animal efficacy studies when human clinical trials are not ethical or feasible, such as in the case of acute radiation exposure. Entolimod is a novel Toll-like Receptor 5 agonist designed to activate NF-κB signaling pathways associated with cellular protection, tissue recovery and immune response. The product candidate has received Fast Track and Orphan Drug designations from the U.S. Food and Drug Administration.

Valion Bio is also advancing Entolasta, a next-generation TLR5 agonist designed for potential use in broader therapeutic applications, including oncology supportive care. The Company’s pipeline includes potential programs in neutropenia and immune dysfunction.

Valion Bio’s wholly owned subsidiary, Velocity Bioworks®, is a biologics contract development and manufacturing organization providing development and manufacturing services to third-party biotechnology companies. Valion Bio also uses Velocity Bioworks to support its internal pipeline, with the objective of increasing manufacturing control, reducing costs, accelerating development timelines and strengthening domestic supply-chain security.

For more information, visit valionbio.com.

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Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements.

Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions, although not all forward-looking statements contain these words.

Forward-looking statements in this press release include, among others, statements regarding: the development and regulatory advancement of Entolimod under the FDA Animal Rule; potential development funding, procurement or stockpiling by BARDA, NIAID, the U.S. Department of War, the Strategic National Stockpile, Ukraine’s Ministry of Health or other U.S. or allied-government entities; the timing and outcome of regulatory or government interactions; the potential use of Entolimod before or after radiation exposure; the product candidate’s potential to address gastrointestinal or hematopoietic radiation injury; the initiation, design, timing and outcome of physician-sponsored studies in neutropenia; the development and potential applications of Entolasta; the ability of the Company to expand the TLR5 platform into oncology supportive care or other indications; the scalability, capacity, economics and strategic benefits of the Company’s manufacturing operations; potential third-party CDMO demand or revenue; and the Company’s ability to obtain additional capital and execute its business strategy.

These forward-looking statements are based on Valion Bio’s current expectations, estimates and assumptions and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of numerous factors, including the Company’s interactions with and guidance from the FDA and other regulatory authorities; the continued interest of BARDA and other U.S. government agencies in Entolimod; the outcome of the Company’s engagement with Ukraine’s Ministry of Health and other allied governments; whether any Request for Information results in a pre-submission meeting, regulatory authorization, stockpiling agreement, procurement or revenue; the Company’s ability to satisfy the requirements of the FDA Animal Rule; the timing and success of preclinical and clinical studies; the Company’s ability to achieve expected benefits from its development and manufacturing assets; changes in relationships with partners, government agencies or other stakeholders; manufacturing, supply-chain and quality risks; the ability to attract and retain CDMO customers; the Company’s need for and ability to secure additional working capital; the Company’s ability to maintain its Nasdaq listing; changes in tariffs, inflation, political conditions, legal requirements, regulatory policy and economic conditions; and other risks described in the Company’s filings with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements. For a discussion of risks and uncertainties relevant to Valion Bio, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, including the section titled “Risk Factors,” as well as the Company’s subsequent filings with the SEC.

Forward-looking statements contained in this press release speak only as of the date of this release. Valion Bio undertakes no obligation to update any forward-looking statement except as required by applicable law.

VALION BIO Investor + Media Contact

Rich Cockrell

vbio@cg.capital

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